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                                                                  EXECUTION COPY

                                                                    EXHIBIT 10.5

                       LIMITED INDEMNIFICATION AGREEMENT

     LIMITED INDEMNIFICATION AGREEMENT, dated October 20, 1997 (the "Agreement"), by and among MLX Corp., a Georgia corporation ("Buyer") and certain holders (the "Securityholders") of shares of common stock ("Common Stock"), par value $0.01 per share, of Morton Metalcraft Holding Co., a Delaware corporation (the "Company") and options and warrants to acquire shares of Common Stock (such shares of Common Stock, warrants and options, the "Company Securities").

     Pursuant to an Agreement and Plan of Merger dated as of October 20, 1997 (the "Merger Agreement"), among Buyer and the Company, the Company shall be merged with and into Buyer (the "Merger"), with Buyer being the surviving corporation (hereinafter referred to as the "Surviving Corporation").

     Pursuant to that certain Securities Purchase Agreement, dated as of October 20, 1997 (the "Securities Purchase Agreement"), by and among Buyer and certain holders (the "Selling Securityholders") of Company Securities, immediately prior to the Merger, the Selling Securityholders will sell and Buyer will purchase, at the prices and on the terms and conditions set forth therein, the Company Securities of the Selling Securityholders set forth in the Securities Purchase Agreement.

     Buyer has requested as an inducement for it to enter into the Merger Agreement and the Securities Purchase Agreement that the Securityholders execute and deliver this Agreement and the Securityholders are willing to execute and deliver this
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Agreement as an inducement to Buyer to enter into the Merger Agreement and
Securities Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Indemnification.

          1.1 Obligations to Indemnify. Each Securityholder hereby agrees that subject to Section 1.2 below, such Securityholder shall be severally, and not jointly, liable to and shall indemnify, defend and hold harmless Buyer, its affiliates (including the Surviving Corporation) and their respective directors, officers, employees, affiliates, successors and assigns (each, an "Indemnified Party") pursuant to this Agreement from and against any and all loss, cost, damage or expense (including reasonable fees of counsel) whatsoever ("Losses") based upon, arising out of or otherwise resulting from any breach of any representation or warranty of the Company, or breach of any covenant or obligation of the Company, in either case, contained in the Merger Agreement, or the enforcement by the Company of its rights hereunder; provided that for purposes of this Agreement, each representation and warranty of the Company contained in the Merger Agreement will, for purposes of this Agreement, be deemed amended and supplemented by the disclosures contained in the certificate delivered to Buyer as required by Section 6.2.3 of the Merger Agreement. Each Security holder shall not be liable for any breaches of representations and warranties of the Company of which none of the persons identified on Schedule
1.1 had actual knowledge on or before the Closing Date.

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          1.2  Limitation on Liability.  The indemnification provided for in this Agreement shall be subject to the limitation that:

               (a) no Securityholder shall be obligated to make any payment for indemnification pursuant to this Agreement in respect of any Losses until the aggregate amount of such Losses exceeds $500,000 (the "Basket Amount"), whereupon the Securityholders shall, severally and not jointly, be obligated to pay, subject to clauses (b), (c) and (d) below, all such amounts for indemnification in excess of the Basket Amount;

               (b) the Securityholders shall have no obligation to make indemnification payments under this Agreement in excess of $1,600,000 in the aggregate;

               (c) with respect to any Losses, each Securityholder shall be obligated to pay, subject to the other limitations set forth in this Section 1.2, an amount equal to the product of (A) the amount of such Losses, times (B) a fraction, the numerator of which is the number of shares of Common Stock owned by such Securityholder and/or the number of shares of Common Stock for which such Securityholder's Company Securities are exercisable immediately prior to the acquisition of Company Securities pursuant to the Securities Purchase Agreement, as the case may be, and the denominator of which is the total number of shares of Common Stock owned by all Securityholders plus the number of shares of Common Stock reserved for issuance upon the exercise of options or warrants owned by all Securityholders, in each case, immediately prior to the acquisition of Company

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Securities pursuant to the Securities Purchase Agreement.

               (d) except with respect to Losses for which an Indemnification Notice (as defined below) has been given prior to 18 months after the Effective Time, the obligation to make indemnification payments under this Agreement shall terminate 18 months after the Effective Time.

          1.3 Other Liability. Nothing in this Agreement shall limit the several liability of each Securityholder under the Securities Purchase Agreement.

          1.4  Notice to Securityholders.

               (a) Notice of Asserted Liability. Promptly after an Indemnified Party under this Agreement receives notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, audit, proceeding or investigation (an "Asserted Liability") that may result in a Loss, or otherwise determines that any Securityholder is or may be obligated to provide indemnification to it under this Agreement such Indemnified Party shall give notice thereof (the "Indemnification Notice") to the Securityholders. The Indemnification Notice shall describe the Asserted Liability or Loss, as the case may be, in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent it is feasible) of the Loss that has been or may be suffered by Buyer. The failure to give the Indemnification Notice promptly shall not bar indemnification hereunder except to the extent provided in
Section 1.2(d) or to the extent such failure prejudiced the party against whom indemnification is sought.

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                              (b)  Opportunity to Defend. In the event the
Securityholders may be obligated to make indemnification payments with respect to an Asserted Liability the Securityholders may elect to control and compromise or defend, at the Securityholders' expense and by their own counsel, any such Asserted Liability (other than any Asserted Liability in respect of Taxes). Any such decisions and actions with respect to any such Asserted Liability shall be made by Securityholders obligated to pay a majority of losses under Section 1.2(c). If the Securityholders elect to compromise or defend such Asserted Liability, they shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify Buyer of their intent to do so, and, if requested, Buyer shall cooperate at the expense of the Securityholders (with respect to out-of-pocket expenses), in the compromise of, or defense against such Asserted Liability. If the Securityholders elect not to compromise or defend the Asserted Liability, or fail, in a timely manner, to notify Buyer of their election as herein provided, Buyer shall have the right, without prejudice to its right to indemnification from the Securityholders, to pay, compromise or defend such Asserted Liability. Notwithstanding any other provision of this Agreement, neither the Securityholders nor Buyer may settle or compromise any claim over the objection of the other. In any event, both Buyer and the Securityholders may participate in the defense of such Asserted Liability. If the Securityholders choose to defend any claim, Buyer shall make available to the Securityholders any books, records or other documents within its control that are reasonably requested for such defense and shall afford reasonable access to its personnel and the personnel of the Surviving
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Corporation. Notwithstanding any other provision of this Agreement, if Buyer shall determine in good faith that the  indemnification payment as set forth in
Section 1.2(a) and (b) will not be sufficient to satisfy the Asserted Liability, Buyer may elect to control, compromise or defend such Asserted Liability, and in such event shall permit the reasonable participation of the Securityholders.

     2. Consent to Jurisdiction and Service of Process. Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in the United States District Court for the District of Delaware, and each party agrees not to assert, by way of motion, as a defense, or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such Court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such Court. Each party irrevocably submits to the jurisdiction of such Court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the rights of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction if permitted by law.

     3.   Miscellaneous.
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          3.1  Notices.  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed, or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

               (a)  if to Buyer or to the Surviving Corporation, to:
                    MLX Corp.
                    1000 Center Place
                    Norcross, Georgia 30093
                    Attention: Thomas C. Waggoner
                    Telecopy: (770) 798-0633

                    with a copy to:

                    Paul, Weiss, Rifkind, Wharton & Garrison
                    1285 Avenue of the Americas
                    New York, New York 10019
                    Attention: Robert M. Hirsh, Esq.
                    Telecopy: (212) 373-2159

               (b) if to a Securityholder, to the address set forth on Exhibit A hereto:

          3.2  Entire Agreement.   This Agreement is entered into and delivered
pursuant to the Merger Agreement and the Securities Purchase Agreement and together with such agreements contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.
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          3.3  Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the Buyer and by the Securityholders who are, pursuant to Section 1.2(a), obligated to pay a majority of Losses as determined under Section 1.2(c). No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies of any party based upon a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement shall in no way be limited by the fact that such inaccuracy or breach may also be the subject matter of any other representation, warranty, covenant or agreement contained in the Merger Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

          3.4 Effectiveness. This Agreement shall become effective only upon the consummation of the Merger.

          3.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State.

          3.6  Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
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               3.7   Further Assurances.  Each of the parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.


               3.8 Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.


               3.9 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.


               3.10  Headings.   The headings in this Agreement are for
reference only and shall not affect the interpretation of this Agreement.

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                                Schedule 1.1 to

                       Limited Indemnification Agreement

                         William D. Morton
                         Daryl R. Lindemann
                         Brian L. Geiger
                         Brian R. Doolittle
                         David Stratton
                         Robert J. Janeczko